Exhibit (q)

BONDBLOXX ETF TRUST

POWER OF ATTORNEY

The undersigned officers and trustees of BONDBLOXX ETF TRUST (the “Trust”) hereby appoint LELAND CLEMONS, JR., JOANNA GALLEGOS, TONY KELLY and KAREN KEYSER (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to the Trust’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of the 17th day of November, 2025.

/s/ Joanna Gallegos	/s/ Tony Kelly
Joanna Gallegos, President and Chief Executive Officer	Tony Kelly, Chief Financial Officer, Chief Accounting Officer, Vice President and Treasurer

/s/ Allan C. Eberhart	/s/ David A. Lonergan
Allan C. Eberhart, Trustee	David A. Lonergan, Trustee

/s/ Stephen A. Messinger	/s/ H. Michael Williams
Stephen A. Messinger, Trustee	H. Michael Williams, Trustee

/s/ Leland C. Clemons, Jr.
Leland C. Clemons, Jr., Trustee